July 12, 1996

VIA FACSIMILE

David L. Glanz, Esq.
Bachner, Tally, Polevoy & Misher
380 Madison Avenue
New York, NY  10017-2590

     Re:  Autumn Woods

Dear David:

     In connection with the above-captioned matter, and in full satisfaction of Purchaser's concerns regarding radon presence raised during the due diligence period, this letter will confirm that the Purchaser will receive a credit, against the purchase price at closing, in the amount of $125,000.

                              Very truly yours,

                              AUTUMN WOODS PARTNERS
                              LIMITED PARTNERSHIP, an
                              Illinois limited partnership

                              By:  Autumn Woods Partners, Inc., an
                                   Illinois corporation, its general partner

                                   By:  /s/Phillip A. Schechter
                                        ---------------------------------
                                   Name:   Phillip A. Schechter
                                        ---------------------------------
                                   Its:    Authorized Agent
                                        ---------------------------------
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